EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182236 and No. 333-191143) and Form S-8 (No. 333-131678) of dELiA*s, Inc. of our report dated April 17, 2014, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

April 17, 2014